EXHIBIT 99.1

Lumera Corporation to Hold Conference Call to Discuss Q2 2006 Results

Monday July 24, 1:01 pm ET

BOTHELL, Wash.--(BUSINESS WIRE)--July 24, 2006--Lumera Corporation (Nasdaq:LMRA - News), an emerging leader in the field of nanotechnology, will hold its quarterly conference call to discuss second quarter results on Tuesday, August 1, 2006, at 4:30 P.M. Eastern Standard Time (1:30 P.M. Pacific Standard Time). The press release detailing results will be available approximately one-half hour prior to the call.

Details to access the conference call and the live audio web cast are as follows:

Conference call

(Please call approximately ten minutes prior to the scheduled start of the call)

Toll-free: 866-770-7129
International callers: 617-213-8067
Pass code: 23017675

Live Audio web cast: www.Lumera.com

Replay and archive information:

(Telephone replay available until 08/1/2006 6:30 P.M.)
Toll-free: 888-286-8010
International callers 617-801-6888
Pass code 98594987

Web cast will be archived on the Company's website at www.Lumera.com

About Lumera

Lumera is a leader in the emerging field of nanotechnology. The company designs proprietary molecular structures and polymer compounds for the bioscience and communications/computing industries, both of which represent large market opportunities. The company also has developed proprietary processes for fabricating such devices. For more information, please visit www.lumera.com.

Contact:

Lumera Corporation
Helene F. Jaillet (Investor Relations), 425-398-6546
or
The Summit Group Communications
Todd Wolfenbarger (Media), 801-595-1155

http://www.lumera.com

Source: Lumera Corporation